UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2013

REALPAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway

Carrollton, Texas 75007

(Address of principal executive offices, including zip code)

(972) 820-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary and Target Bonus

On February 19, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of RealPage, Inc. (the “Company”) approved changes effective March 1, 2013 to the annual base salary and target bonus for the Company’s principal executive officer, principal financial officer and other named executive officers as follows:

Officer	Title	Base Salary	Target Bonus
Stephen T. Winn	Chairman of the Board, Chief Executive Officer, President and Director	$500,000	$750,000

Timothy J. Barker	Chief Financial Officer and Treasurer	400,000	200,000

Margot Carter	Executive Vice President, Chief Legal Officer and Secretary	365,000	182,500

Ashley Chaffin Glover	Executive Vice President, Chief Sales and Marketing Officer	350,000	218,750

William Chaney	Executive Vice President, Enterprise Solutions	330,000	165,000

Equity Incentive Awards

On February 19, 2013, the Committee granted awards of options to purchase shares of our common stock and awards of restricted stock under our 2010 Equity Incentive Plan to our principal executive officer, principal financial officer and other named executive officers as follows(1):

Named Executive Officer	Title	Stock Option Awards(2)(3)	Restricted Stock Awards(3)(4)
Stephen T. Winn(5)	Chief Executive Officer, President and Chairman of the Board	100,000	63,637

Timothy J. Barker(5)	Chief Financial Officer and Treasurer	70,000	40,750

Margot Carter(5)	Executive Vice President, Chief Legal Officer and Secretary	50,000	30,000

Ashley Chaffin Glover(6)	Executive Vice President, Chief Sales and Marketing Officer	50,000	29,300

William Chaney(6)	Executive Vice President, Enterprise Solutions	14,712	10,306

(1)	The stock option awards and restricted stock awards are governed by our 2010 Equity Incentive Plan, as amended, and the forms of award agreements approved for use thereunder, copies of which were filed with the Commission as Exhibit 10.4 to Amendment No. 3 to our Registration Statement on Form S-1 (File No. 333-166397) on July 26, 2010, Exhibits 4.6 through 4.9 to our Registration Statement on Form S-8 (File No. 333-168878) on August 17, 2010, Exhibit 10.3 to our Current Report on Form 8-K (File No. 001-34846) on February 24, 2011, and Exhibit 10.2 to this Current Report on Form 8-K.

(2)

The stock option awards have an exercise price equal to the closing price per share of our common stock on the effective date of the grant. Each stock option award vests as to 5% of the shares subject to such award on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 15 consecutive calendar quarters and as to the remaining 25% of the shares subject to such option on the first day of the calendar quarter following such 15th consecutive calendar quarter.

(3)	Vesting of stock option awards and restricted stock awards is contingent on the recipient’s continued status as our service provider or as a service provider of one of our subsidiaries as of each applicable vesting date.

(4)	Of the total shares granted, a subtotal of 13,637, 5,750, 5,000, 4,300 and 2,950 shares of restricted stock granted to Mr. Winn, Mr. Barker, Ms. Carter, Ms. Chaffin Glover and Mr. Chaney, respectively, vests as to 25% of such subtotal on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 4 consecutive quarters. The remaining balance of the total shares granted vests as to 6.25% of such remaining balance on the first day of each calendar quarter, beginning on the first day of the calendar quarter following the date of grant, for 16 consecutive calendar quarters. The unvested shares of restricted common stock subject to each restricted stock award are subject to forfeiture upon certain events.

(5)	The stock option awards and restricted stock awards granted to Mr. Winn, Mr. Barker and Ms. Carter will vest as to 100% of the then unvested shares subject to each such stock option award upon a change in control of the Company or upon termination of service due to death or disability.

(6)	The stock option awards and restricted stock awards granted to Ms. Chaffin Glover and Mr. Chaney will vest as to 100% of the then unvested shares subject to each such stock option award upon termination of service due to death or disability.

2013 Management Incentive Plan

On February 19, 2013, the Committee approved the Management Incentive Plan for 2013 (“2013 MIP”). Our named executive officers participate in the 2013 MIP. The 2013 MIP target bonus for Mr. Winn is 150% of Mr. Winn’s base salary with a maximum bonus potential of 200% of Mr. Winn’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of Mr. Winn’s target bonus. The 2013 MIP target bonus for Ms. Chaffin Glover is 62.5% of such named executive officer’s base salary with a maximum bonus potential of 200% of such named executive officer’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of Ms. Chaffin Glover’s target bonus. The 2013 MIP target bonus for each of Mr. Barker, Ms. Carter and Mr. Chaney is 50% of such named executive officer’s base salary with a maximum bonus potential of 200% of such named executive officer’s target bonus for achieving financial and individual performance objectives in excess of the targets and a minimum bonus potential of 0% of such named executive officer’s target bonus. The performance metrics under the 2013 MIP are the same as the performance metrics under our Management Incentive Plans for 2012 and 2011 and include revenue and adjusted EBITDA targets and individual performance ratings. For each of Mr. Winn, Mr. Barker and Ms. Carter, the achievement of 2013 bonus targets for overall corporate revenue, overall corporate adjusted EBITDA and individual performance ratings are weighted 30%, 45% and 25%, respectively. For each of Ms. Chaffin Glover and Mr. Chaney, the achievement of 2013 bonus targets for overall corporate revenue, overall corporate adjusted EBITDA and individual performance ratings are weighted 45%, 30% and 25%, respectively.

Item 8.01     Other Events.

Director Compensation

On February 19, 2013, the Committee amended and restated our Independent Director Compensation Plan then in effect (as amended and restated, the “Restated Director Compensation Plan”) in order to increase the value of annual restricted stock awards (“Annual Award”) to independent directors (as defined below) from $100,000 to $120,000 and to provide a pro-rated portion of an annual restricted stock award for new independent directors after their election or appointment as a director of RealPage, Inc. on the following April 1st. The Restated Director Compensation Plan provides for compensation to “independent directors” as follows:

•	Cash compensation:

•	Retainer of $7,500 per quarter, payable in advance.

•	$4,500 per quarter for the Chairman of the Audit Committee and $3,000 per quarter for members of the Audit Committee (excluding the Chairman) payable in advance.

•	$3,000 per quarter for the Chairman of the other committees of the Board and $1,500 per quarter for the members of the other committees of the Board (excluding the Chairman) payable in advance.

•

Annual issuances of $120,000 in restricted stock grants, effective April 1st of each year, with quarterly vesting as follows: 6.25% vesting on the first day of each calendar quarter beginning on the first day of the calendar quarter immediately following the date of grant for 16 consecutive calendar quarters, subject to continuous service as a director through each such vesting date. Valuations shall be determined using the Fair Market Value (as defined in the RealPage, Inc. 2010 Equity Incentive Plan, as amended) of a share on the grant date.

•

If election or appointment as an independent director occurs after April 1st in the year of election or appointment, an independent director will also be automatically granted a prorated portion of the Annual Award on the following April 1st, with quarterly vesting as follows: 6.25% vesting on the first day of each calendar quarter beginning on the first day of the calendar quarter immediately following the date of grant for 16 consecutive calendar quarters, subject to continuous service as a director through each such vesting date. The prorated number of shares of restricted stock granted shall be determined based on the number of unexpired months remaining in the fiscal year of election or appointment. Valuations shall be determined using the Fair Market Value (as defined in the RealPage, Inc. 2010 Equity Incentive Plan, as amended) of a share on the grant date.

Under the Restated Director Compensation Plan, an “independent director” is a director who is not employed by RealPage, Inc. or one of its subsidiaries.

On February 19, 2013, the Board adopted Amendment No. 2 to the Company’s 2010 Equity Incentive Plan (the “Equity Incentive Plan Amendment”) (i) to increase the value of the automatic annual award of restricted stock received by outside directors from $100,000 to $120,000, and (ii) to provide for a prorated award of restricted stock after election or appointment as an independent director that occurs after April 1st in the year of election or appointment, in each case consistent with the Restated Director Compensation Plan.

A copy of the Equity Incentive Plan Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of 2013 Management Incentive Plan

10.2	Amendment No. 2 to 2010 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Margot Carter
Margot Carter Executive Vice President, Chief Legal Officer and Secretary

Date: February 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2013 Management Incentive Plan

10.2	Amendment No. 2 to 2010 Equity Incentive Plan